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                                                     SAFEGUARD SCIENTIFICS, INC.
                                           EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS
                                                 (000 omitted except per share data)


                                                Three Months Ended            Six Months Ended
                                                     June 30                       June 30
                                              ----------------------       ----------------------
                                                1996           1995          1996           1995
                                              -------        -------       -------        -------

Primary earnings per common share

Net earnings                                   $5,408         $4,766        $9,388         $8,302
Adjustment   (1)                                 (381)          (177)         (513)          (299)
                                               ------         ------        ------         ------
                                               $5,027         $4,589        $8,875         $8,003
                                               ------         ------        ------         ------
                                               ------         ------        ------         ------

Average common shares outstanding              29,753         29,007        29,629         28,815

Average common share equivalents                1,580          1,572         1,566          1,557
                                               ------         ------        ------         ------

Average number of common shares and
common share equivalents outstanding           31,333         30,579        31,195         30,372
                                               ------         ------        ------         ------
                                               ------         ------        ------         ------

Primary earnings per common share                $.16           $.15          $.28           $.26
                                               ------         ------        ------         ------
                                               ------         ------        ------         ------


Fully diluted earnings per common share

Primary net earnings                           $5,408         $4,766        $9,388         $8,302
Adjustment   (1)                                 (381)          (571)         (513)        (1,001)
                                               ------         ------        ------         ------
                                               $5,027         $4,195        $8,875         $7,301
                                               ------         ------        ------         ------
                                               ------         ------        ------         ------

Average common shares outstanding              29,753         29,007        29,629         28,815

Average common share equivalents                1,596          1,710         1,632          1,818
                                               ------         ------        ------         ------

Average number of common shares
assuming full dilution                         31,349         30,717        31,261         30,633
                                               ------         ------        ------         ------
                                               ------         ------        ------         ------
Fully diluted earnings per common share          $.16           $.14          $.28           $.24
                                               ------         ------        ------         ------
                                               ------         ------        ------         ------

(1)  Net earnings are adjusted for the dilutive effect of public subsidiary common stock equivalents (primary)
       and convertible securities (fully diluted).

       Share and per share data have been retroactively adjusted to reflect the two-for-one split and the three-for-two split of the Company's common shares effective July 17, 1996 and August 31, 1995, respectively.

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